Exhibit 32(a)

CERTIFICATE OF THE

CHIEF EXECUTIVE OFFICER AND PRINCIPAL EXECUTIVE OFFICER OF

UFP INDUSTRIES, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, William D. Schwartz, Jr., Chief Executive Officer and Principal Executive Officer of UFP Industries, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1)	The quarterly report on Form 10-Q for the quarterly period ended September 26, 2026, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in this quarterly report on Form 10-Q for the quarterly period ended September 26, 2026, fairly presents, in all material respects, the financial condition and results of operations of UFP Industries, Inc.

UFP INDUSTRIES, INC.

Date: November 4, 2026	By: /s/ William D. Schwartz, Jr.
William D. Schwartz, Jr.,
Chief Executive Officer and Principal Executive Officer

The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UFP Industries, Inc. and will be retained by UFP Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.